Exhibit 3.33

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “WILLISTON HUNTER ND, LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF FORMATION, FILED THE TWENTY-SEVENTH DAY OF SEPTEMBER, A.D. 2010, AT 11:39 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “MHR ACQUISITION COMPANY II, LLC” TO “WILLISTON HUNTER ND, LLC”, FILED THE FOURTH DAY OF MAY, A.D. 2011, AT 6:56 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “WILLISTON HUNTER ND, LLC”.

	/s/ Jeffrey W. Bullock
	Jeffrey W. Bullock, Secretary of State
4876995 8100H	AUTHENTICATION:	9560928

120536705	DATE:	05–09–12

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 11:39 AM 09/27/2010 FILED 11:39 AM 09/27/2010 SRV 100942772 - 4876995 FILE

CERTIFICATE OF FORMATION

OF

MHR ACQUISITION COMPANY II, LLC

THE UNDERSIGNED, an authorized person, for the purpose of forming a limited liability company under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

1.             The name of the limited liability company is MHR Acquisition Company II, LLC (the “Company”).

2.             The address of the registered office and the name of the registered agent of the Company for service of process at such address, as required to be maintained by § 18-104 of the Delaware Limited Liability Company Act, are as follows:

Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, New Castle County, Delaware 19808

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 27th day of September, 2010.

/s/ Paul Johnston
Paul Johnston, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 06:56 PM 05/03/2011 FILED 06:56 PM 05/04/2011 SRV 110488785 - 4876995 FILE

CERTIFICATE OF AMENDMENT

OF

MHR ACQUISITION COMPANY II, LLC.

This Certificate of Amendment of MHR Acquisition Company II, LLC a Delaware limited liability company (the “Company’), is being duly executed and filed by the undersigned authorized person to amend the Certificate of Formation of the Company pursuant to Section 18-202 of the Delaware Limited Liability Company Act, as amended.

1.                                      The name of the limited liability company is “MHR Acquisition Company II, LLC.”

2.                                      Article FIRST of the Certificate of Formation of the Company is hereby amended to read in its entirety as follows:

“The name of the limited liability company is Williston Hunter ND, LLC.”

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of this 4th Day of May, 2011.

By:	/s/ Ronald D. Ormand

Name:	Ronald D. Ormand

Title:	Vice President and Treasurer